Exhibit 10.9

The Intelligent Office

Office Service Agreement

This Agreement is dated September 14, 2004 and is entered into in Nassau County, New York, by and between SCORY LLC, DBA The Intelligent Office hereinafter “TIO”) and International Shipping (hereinafter “Client”).

TIO and Client agree that TIO will provide to Client for and in consideration of the agreements and fee(s) set forth herein, an exclusive license to use the office(s) as provided herein below and, in common with TIO’s other clients, the non-exclusive license to use TIO’s facilities and services as outlined below.

1.             Basic Terms.

A.                                   Base Services: ITO’s office services include the use of executive office(s) as identified below.

B.                                     Monthly Fixed Fee for Base Services: $1,200.00

C.                                     Additional Services: Access to additional business services as specified in the Membership Agreement attached as Exhibit (D) (“Membership Services”).

D.                                    Facilities: 1225 Franklin Avenue, Suite 325, Garden City, New York.

E.                                      Office Number(s):   7  .

F.                                    Maximum Occupancy:   1   per office.

G.                                     Term: three months.

H.                                    Commencement Date: September 15, 2004.

I.                                         End of Term: December 15, 2004.

J.                                        Total Security Deposit: $250.00

2.             Office.    The Client shall, as part of the Base Services, be provided with the exclusive use of the Office and shall have access to the Office twenty-four (24) hours a day, seven (7) days a week. The location of the Office is indicated on Exhibit A. TIO agrees to provide office cleaning, maintenance services, electricity, heating and air conditioning to the Office for normal office use in reasonable quantities during generally recognized business days subject to the rules and regulations of the building (Exhibit B) and the Operating Standards (Exhibit C). In addition, Client will have reasonable use of TIO common area facilities. Client shall use the Office and auxiliary areas of the facilities solely for general office use in the conduct of the Client’s business.

If for any reason whatsoever, TIO is unable to deliver possession of the Office or a mutually agreed upon alternative office at the time herein agreed, Client may either extend the Commencement Date until the Office becomes available or, as its sole remedy for such failure, cancel and terminate this Agreement if the Office is not delivered to Client within five (5) business days after written notice to TIO by Client, in which case any prior payments shall be fully refunded. No such failure to deliver possession shall subject TIO to any liability for loss or damage, nor affect the validity of this Agreement or the obligations of the Client hereunder.

In order to accommodate the needs of potential multiple office clients, TIO will have the right, upon ten (10) days written notice, to relocate the Client to another office in the TIO facilities and to substitute such other office for the Office contracted herein, provided such other office is substantially similar in area and configuration to Client’s contracted office and provided the Client shall incur no increase in the Total Monthly Fee or any relocation cost or expense.

3.             Services.    TIO agrees, in consideration for a Monthly Fixed Fee for Membership Services (which fee is in addition to the Monthly Fixed Fee for Base Services and which must be paid during the entire term of this Agreement), to provide services to Client as itemized in Exhibit (D).

Client will not offer to any party in the TIO facility or the Building, any of the services which TIO provides to its client including, but not limited to, services described in Exhibit (D).

TIO will answer all incoming phone calls, unless otherwise mutually agreed, during normal business hours, as determined by TIO. Client will use only telecommunications systems and services as provided by TIO.

Client acknowledges that due to the imperfect nature of verbal, written, and electronic communications, TIO shall not be responsible for damages, direct or consequential, which may result from the failure of TIO to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services required under this Agreement or agreed to by TIO.

The client expressly agrees to waive, and agree not to make any claim for damages, direct or consequential, arising out of any failure to furnish any utility, service or facility, any error or omission with respect thereto, or any delay or interruption of the same.

4.             Duration of Agreement.    Upon any termination of this Agreement, by proper written notice by either party, Client shall surrender possession and vacate the Office at the TIO facilities immediately. For each and every month or portion thereof that Client retains possession of the Office after the termination of this Agreement, without the express written consent of TIO, Client shall pay TIO, as liquidated damages, an amount equal to double the Monthly Fixed Fee for Base Services and Membership Services for each month or portion thereof that the Client remains in possession. Client may not, under any circumstances, retain possession of the Office without maintaining the services itemized in Exhibit (D) hereto and paying the Monthly Fixed Fee for Member Services when and as due.

5.             Payments and Escalations.    The monthly invoices/statements for Monthly Fixed Fee for Base Services and additional services include recurring charges and all applicable sales or use taxes will be billed in advance and variable expenses will be billed for the prior month, without any deduction, offset, notice or demand. Statements will be placed in the mailbox or faxed to Client on the first of the month with payments due by the fifth of the month. A $5.00 per month charge will be added for mailed billings. Overdue payments shall be subject to a five (5%) percent late fee. Client agrees that any collection action taken by TIO to recover fees under this Agreement may be brought in the County of Nassau, New York. In the event of a successful collection action by TIO, Client agrees to pay all reasonable and related attorneys fees and costs. If the term shall not commence on the first day of a month or end on the last day of a month, fees for any such month shall be prorated. All amounts payable hereunder shall be payable at the office of TIO or to such other location or to any agent designated in writing by TIO. The parties agree that such late charges are fair and reasonable compensation for costs incurred by TIO where there is default in any payment due under this Agreement.

Upon the execution of this Agreement, Client shall pay TIO or its agent the Security Deposit. The Security Deposit need not be kept separate and apart and no interest shall be paid thereon. In addition to the Security deposit, Client will, upon execution hereof, pay to TIO the Monthly Fixed Fee for Base Services plus the Monthly Fixed Fee for Member Services for the full month.

Client agrees that the Security Deposit shall not be used by the Client as payment for any fees due for the last month of the term. In the event Client defaults in the performance of any of the terms hereof, TIO may terminate this Agreement and the license herein granted and may also use, apply or retain the whole, or any part of the Security deposit for the payment of any service fee or any other payment due hereunder, or for payment or any other sum which TIO may spend by reason of Client’s default. If Client shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and building passes, the Security Deposit, or any balance thereof, shall be returned to Client within forty-five (45) days after the end of the term.

6.             Damages and Insurance.    Client will not damage or deface the furnishings, walls, floors or ceiling. Client will not cause damage to any part of the Building or the property of TIO or disturb the quiet enjoyment of any other licensee or occupant of the Building nor suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. At the termination of this Agreement, Client will return the Office in as good condition as when Client took possession, normal wear and tear expected. A move out fee of $150.00 will be charged for cleaning, painting and general maintenance for each office. TIO shall have the right to show the Office to prospective clients, provided TIO will use reasonable efforts not to disrupt Client's business.

TIO and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of TIO's gross negligence or willful misconduct, be liable for, and the Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction of any property of the Client, its employees, authorized persons and invitees due to any act, omission or occurrences in or about the TIO facilities or the Building.  Without limitation of any other provision hereof, Client agrees to indemnify, defend, protect and save TIO and its respective directors, licensors, officers, agents, servants and employees harmless from and against all liability to third parties arising out of Client's use and occupancy of the Office or actions or omissions of Client and its agents, employees, contractors, and invitees.  Client further agrees that all personal property of Client, its agents, employees, contractors, and invitees, within or about the TIO facilities of the Building shall be at the sole risk of Client.

Client shall at Client's sole expense, obtain and keep in force during the term of this Agreement a policy of comprehensive general liability insurance with bodily injury and property damage aggregate limits in an amount not less than one million dollars ($1,000,000) insuring Client and naming TIO and TIO's landlord, as an additional insured against any liability arising out of the use, occupancy or maintenance of the Office and TIO facilities. The limit of said insurance shall not however limit the liability of Client hereunder.  Client shall provide to TIO, within 15 days of the commencement of this Agreement, a Certificate of Insurance verifying such coverage.  Client agrees that failure by Client to provide such coverage increases TIO's risk of loss and may increase TIO's cost of insurance.  Should Client fail to provide the Certificate of Insurance, TIO may charge, and Client shall pay, a monthly fee of forty dollars ($40.00) for each office occupied under this Agreement as compensation for the additional risk and/or costs incurred by TIO.  Any insurance carried by TIO shall be excess and non-contributing to the maximum extent permitted by insurance which may be owned by TIO or Client.  TIO and Client, for the benefit of each other, waive any and all rights of subrogation which might exist against each other.

TIO and Client each hereby waive any and all rights of recovery against each other, or against the officers, employees, agents or representatives of the other, for loss of or damages to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

If the TIO's facilities are made unusable, in whole or in part by fire or other casualty not due to the negligence of Client, TIO may, at its option, terminate the Agreement upon notice to Client, effective upon such casualty, or may elect to repair, restore, or rehabilitate, or cause to be repaired, restored or rehabilitated, the TIO facilities, without expense to Client, within ninety (90) days or within such longer period of time as may be required because of events beyond TIO's control.  The Monthly Fixed Fee for Base Services shall be abated on a pro rata basis for the period of time the Office is unusable.

7.             Default.  The Client shall be deemed to be in default under this Agreement: (a) if Client defaults to the payment of the Monthly Fixed Fee for Base Services, Monthly Fixed Fee for Member Services, or other items due hereunder, or (b) if the Client defaults in the prompt and full performance of any other provisions of this Agreement and any such default continues in excess of five (5) business days after written notice by TIO, or (c) if Client fails to comply with the laws or permit licensing rules and other requirements regulating the conduct of Client's business.

Should the Client be in default hereunder, TIO shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever and without limitation to TIO in the exercise of remedy:

(1)           TIO may, if TIO so elects, without any additional notice of such election or demand to Client, either forthwith terminate this Agreement and the License to use any portion of the TIO facilities, and may enter into the Office and take and hold possession of the Office and contents thereof, without releasing the Client, in whole or in part, from the Client's obligation hereunder.  In the event of such termination, TIO may, at its option, declare the entire amount of the Monthly Fixed Fees which would become due and payable during the remainder of the term, to be due and payable immediately, in which event, Client agrees to pay the same upon demand.

(2)           Pursue any other remedy now or hereafter available to TIO. TIO's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Notwithstanding anything to the contrary herein, should the Client be in default hereunder, TIO may terminate any or all additional services or base services for the period of such default.

8.             Miscellaneous.

A.    This is the only Agreement between the parties.  No other agreements are effective.  All amendments to this Agreement shall be in writing and signed by all parties.  Any other attempted amendment shall be void.  The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

B.    All waivers must be in writing and signed by the waiving party. TIO's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent TIO from enforcing any provisions of this Agreement in the future. No receipt of money by TIO shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.

C.    All Exhibits and Addenda attached hereto are hereby incorporated herein. The laws of the State of New York shall govern this Agreement.

D.    All parties signing this Agreement as a partnership or cosigning individuals shall be jointly and severally liable for all obligations of the Client.

E.    Client represents and warrants to TIO that there are no agents, brokers, finders or other parties with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement.

F.    Neither Client nor anyone claiming by, through or under Client shall assign this Agreement or permit the use of any portion of the TIO facilities by any person other than Client.

G.    The Rules and Regulations and Operating Standards of the Building and of TIO as defined on Exhibit B and Exhibit C hereto are expressly made a part of this Agreement and Client expressly covenants and agrees to abide by all of said Rules and Regulations and Operating Standards, as well as such reasonable modifications as may be thereafter adopted by TIO.

H.    All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if hand delivered to Client's mailbox in the TIO facilities at 1225 Franklin Avenue, Suite 325, Garden City, New York 11530. Notice to TIO shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to 1225 Franklin Avenue, Suite 325, Garden City, New York 11530.

I.    This Agreement is not intended to create any interest in real property in favor of the Client, but instead creates a revocable license in accordance with the terms hereof. This Agreement grants the Client the License to use the TIO facilities and the Office for the specific purposes herein set forth without diminution of the legal possession or control thereof by TIO and shall be revocable at the option of TIO upon the destruction of the TIO facilities, the abandonment or non-use by Client, or the breach by the Client of any term or condition herein set forth or otherwise by either party upon thirty (30) days written notice. This Agreement is subject and subordinate to any underlying Lease or Contract of the premises as it may be amended from time to time (said underlying Lease or Contract together with any amendments, hereinafter referred to as the Master Lease). This Agreement shall terminate simultaneously with the termination of the TIO operations for any reason.  The Client is not a party to nor shall have any rights under the Master Lease.

J.    The Client acknowledges that TIO will comply with U.S. Postal Service regulations regarding client mail and, upon termination of this Agreement it will be the Client’s responsibility to modify all parties of termination of the use of the above-described address.

K.    TIO may assign this Agreement and/or Any fees hereunder and the Client agrees to attorn any such assignee.

L.    TIO’s Monthly Fixed Fees for Base Services have been established based on expected Client electrical usage for normal business operations.  Client’s use of electrical and/or HVAC services in excess of this standard may, at TIO’s sole discretion, result in an additional charge for electrical consumption at a rate reflecting typical consumption for such additional usage.

M.    Client acknowledges that any phone numbers assigned to Client under this Agreement may not be taken by Client at the termination of this Agreement.  Client further acknowledges that no Yellow Pages advertising utilizing the assigned phone number shall be placed without advance written approval by TIO in the form of a contract for the duration of the telephone directory.

M.    Notwithstanding anything to the contrary contained herein, Client shall look solely to the interest of TIO in the underlying lease for the satisfaction of any of Client’s remedies with regard to the payment of money or otherwise and no other property or assets of TIO shall be subject to levy, execution or other enforcement procedures for the satisfaction of Client’s remedies or with respect to this Agreement, the relationship of the parties hereunder or Client’s use of the Premises, such exculpation of personal liability to be absolute.

N.    The financial terms of this Agreement are strictly confidential and Client agrees not to knowingly or willfully divulge this information to any other Client or potential Client of TIO.

P.    If a Client check is returned for any reason, Client will pay an additional charge of Fifty Dollars ($50.00) per returned check, and for the purpose of considering default and/or late charges, it will be as if the payment represented by the returned check had never been made.

Q.    TIO shall not be liable for any interruption or error in the performance of its services to Client under this Paragraph “8”.  Client waives any recourse against TIO arising from the provision of such services, including, without limitation, any claim of business interruption or for any indirect, incidental, special, consequential or punitive damages, except for claims arising out of willful misconduct by TIO.

R.    TIO will not be liable for any claim of business interruption or for any indirect, incidental, special consequential exemplary or punitive damages arising out of any failure to furnish any service or facility, any error or omission with respect thereto, or any delay or interruption of same.

S.    Client agrees that it will not, during the Term of this Agreement and for a period of one year thereafter, directly or indirectly, employ or offer to employ any person who is or has been an employee of TIO without prior consent from TIO.  If Client hires either an employee of TIO or any person who has been an employee of TIO within six months prior to the time such person is hired by Client, Client will be liable to TIO for liquidated damages equal to six months wages of the employee, at the rate last paid that employee by TIO.  The provisions of this paragraph will survive the Term of this Agreement.

T.    TIO and its agents will have the right of access to the Premises at any time for the purpose of (j) making any repairs, alterations and/or inspections which it deems necessary in its sole discretion for the preservation, safety or improvements of the Premises, or (ii) to show the Premises to prospective Clients without in any way being deemed or held to have committed an eviction (constructive or otherwise) of or trespass against Client).

U.    Failure of TIO to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available for a breach thereof, or acceptance of full or partial payment during the continuance of any such breach, will not constitute a waver of any such breach or any such term or condition.  No term of condition of this Agreement required to be performed by Client and no breach thereof, will be waived, altered or modified, except by a written instrument executed by TIO.

V.    Time is of the essence as to the performance by Client or all covenants, terms and provisions of this Agreement.

W.    Client will comply with and be bound by all provisions of the underlying lease and Client will indemnify and hold TIO harmless from and against any claim or liability under the underlying lease arising from Client’s breach of the underlying lease or this Agreement.

The following exhibits are attached hereto and made a part hereof.

                Exhibit A:               TIO Facility Floor Plan

                Exhibit B:               Building Rules and Regulation

                Exhibit C:               Operating Standards

                Exhibit D:               Services Agreement

Client	TIO
International Shipping Enterprises, Inc.	The Intelligent Office
29, Huntington Road	1225 Franklin Avenue, Suite 325
Permanent Address	Garden City, New York 11530
Garden City, NY 11530
City, State

By:	/s/ Dragan Topalovich	By:	/s/ Gus Sawicki
Title	Vice President	Title:
Date:	09/15/04	Date:	9/15/04

Personal Guarantee:

For value received, the undersigned does hereby unconditionally and irrevocably guarantee the prompt payment and full performance of all terms, covenants, conditions and agreements as contained herein.

By:	/s/ Dragan Topalovich